EXHIBIT 23.1


                        CONSENT OF DELOITTE & TOUCHE LLP,
                              INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement of Key Tronic Corporation on Form S-3 of our report dated August 24, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Key Tronic Corporation for the year ended July 2, 1994 and to the reference to us under the heading "Experts" in this Registration Statement


DELOITTE & TOUCHE LLP

Seattle, Washington
February 27, 1995